SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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American Shared Hospital Services

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 16, 2015

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, the 2015 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held in the Conference Center, Four Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Tuesday, June 16, 2015 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.	ELECTION OF DIRECTORS. To elect the following six nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Ernest A. Bates, M.D.	David A. Larson, M.D.
S. Mert Ozyurek	John F. Ruffle
Raymond C. Stachowiak	Stanley S. Trotman, Jr.
2.	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To provide a non-binding advisory vote on the compensation of our named executive officers.
3.	AMENDMENT AND RESTATEMENT OF THE INCENTIVE COMPENSATION PLAN. To approve the amendment and restatement of the Company’s Incentive Compensation Plan.
4.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.
5.	OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors knows of no matters, other than those set forth in paragraphs (1), (2), (3), and (4) above, that will be presented for consideration at the Meeting.

The Board of Directors has fixed the close of business on April 24, 2015 as the Record Date for the determination of shareholders entitled to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors

Willie R. Barnes
Corporate Secretary

Dated: April 30, 2015
San Francisco, California

AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

PROXY STATEMENT
2015 ANNUAL MEETING OF SHAREHOLDERS
June 16, 2015

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) for use at the 2015 Annual Meeting of Shareholders scheduled to be held in the Conference Center, Four Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Tuesday, June 16, 2015 and at any adjournments or postponement thereof (the “Meeting”). It is anticipated that this Proxy Statement and the proxy will first be sent to shareholders on or about May 8, 2015.

The matters to be considered and voted upon at the Meeting will be:

1.	To elect six persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.
2.	To provide a non-binding advisory vote on the compensation of our named executive officers.
3.	To approve the amendment and restatement of the Company’s Incentive Compensation Plan.
4.	To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.
5.	To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 24, 2015 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for shares of the Company’s common stock (the “Common Shares”), who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if the Board of Directors of the Company determines that this is advisable.

Outstanding Securities

The Board of Directors has fixed April 24, 2015 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were estimated to be outstanding and entitled to vote 5,361,000 Common Shares. The Common Shares are the only class of securities entitled to vote at the Meeting.

Vote Required and Voting Procedures

Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting, except as indicated below in connection with the election of directors.

In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Ernest A. Bates, M.D. and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of the six nominees for the Board of Directors named herein, (2) the approval, on an advisory basis, of the Company’s executive compensation, (3) the approval of the amendment and restatement of the Company’s Incentive Compensation Plan, and (4) ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

All outstanding shares of the Company’s Common Stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the three proposals discussed herein:

1.	A shareholder may, with respect to the election of directors, (i) vote for the election of all six nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.
2.	A shareholder may, with respect to the advisory vote on executive compensation, (i) vote for, or approve on an advisory basis, our executive compensation, (ii) vote against, or disapprove on an advisory basis, our executive compensation, or (iii) abstain.
3.	A shareholder may, with respect to the amendment and restatement of the Company’s Incentive Compensation Plan, (i) vote for the amendment and restatement, (ii) vote against the amendment and restatement, or (iii) abstain.
4.	A shareholder may, with respect to the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.

The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

Under the rules of the New York Stock Exchange, the election of directors in an uncontested election, the advisory vote on executive compensation and the amendment and restatement of the Company’s Incentive Compensation Plan are non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these proposals cannot exercise their discretionary authority to vote your shares to vote for these proposals. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. In the election of directors, the six candidates receiving the highest number of votes will be elected directors of the Company.

The outcome of the advisory vote on our executive compensation will not be binding on the Board of Directors. Therefore, there is no “required vote” on these resolutions. The Board of Directors, in the exercise of its fiduciary duties, will consider the outcome of the advisory votes in determining how to proceed following such votes. The compensation of our Named Executive Officers will be approved, on an advisory basis, if the proposal receives the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal.

The proposal to amend and restate the Company’s Incentive Compensation Plan requires for approval that a majority of those voting in person or by proxy vote FOR the proposal, provided that an affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm requires for approval that a majority of those voting in person or by proxy vote FOR the proposal, provided that an affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors, advisory vote on our executive compensation and the vote on the amendment and restatement of the Company’s Incentive Compensation Plan, and (ii) abstentions would have the effect of a “No/Against vote” on the advisory vote on our executive compensation, the vote on the amendment and restatement of the Company’s Incentive Compensation Plan, and the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm. No broker non-votes are expected for the proposal on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board of Directors has appointed Jacqueline Kretzu of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Annual Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Annual Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Annual Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that there shall be no fewer than five nor more than nine directors and that the exact number shall be fixed from time to time by an amendment to the Bylaws adopted by the Board of Directors. The number of directors currently is fixed at six. There are currently no vacancies on the Board of Directors.

For many years our founder, Ernest A. Bates, M.D., has served as both Chairman and Chief Executive Officer of the Company. The Board believes that Dr. Bates’ intimate knowledge of the Company’s business and customers, and his significant ownership of our common stock, closely align him with the interests of all of our constituencies and position him well to lead the Board, which in turn determines the Company’s overall direction. Since the Chairman and Chief Executive Officer positions are held by the same person, the Board has elected an independent, non-management director as Lead Director to coordinate the activities of the other non-management directors and preside at their meetings. Mr. Ruffle currently serves as Lead Director.

Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board’s committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company’s financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the Securities and Exchange Commission governing financial reporting. The Compensation Committee oversees the structure of the Company’s executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of securities regulators and stock exchanges. While management has the primary responsibility for identifying, assessing and managing risk, the ability of the Board to oversee management in this area is enhanced by the active participation of Dr. Bates as Chairman.

The Board of Directors is proposing the persons named below for election to the Board of Directors. Each of the persons identified below will be nominated for election to serve until the next Annual Meeting of Shareholders and until his successor shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Each of the nominees named below has notified the Board of Directors that, if elected, he is willing to serve as a director.

Set forth below is certain information regarding each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

Nominees

ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the Company’s incorporation. A board-certified neurosurgeon, he is currently Emeritus Vice Chairman of the Board of Trustees of The Johns Hopkins University and serves on the Board of Visitors of the Johns Hopkins Medical Center and the Johns Hopkins Neurosurgery Advisory Board. He is an Emeritus member of the board at the University of Rochester. He serves on the boards of Shared Imaging and FasterCures. Dr. Bates was appointed to the California Commission for Jobs and Economic Growth and the Magistrate Judge Merit Selection Panel. From 1981 – 1987 he was a member of the Board of Governors of the California Community Colleges, and he served on the California High Speed Rail Authority from 1997 to 2003. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco, School of Nursing. He is a Partner in Black Coyote Chateau Wines, LLC. He is a graduate of the School of Arts and Sciences of The Johns Hopkins University and the University of Rochester School of Medicine and Dentistry. Dr. Bates is 78 years old. Dr. Bates is the father of former Board Member and current Company Vice President of Sales and Business Development, Ernest R. Bates.

DAVID A. LARSON, M.D., PhD, FACR, FASTRO, was elected to the Board of Directors in 2011. He is currently employed as a radiation oncology physician at the University of California, San Francisco and the Washington Hospital Healthcare System Gamma Knife Program. He is an internationally recognized authority on brain tumors and on central nervous system and body radiosurgery, intensity modulated radiotherapy, and highly conformal radiotherapy. He holds a PhD degree in high energy physics from the University of Chicago and an MD degree from the University of Miami School of Medicine. He completed his medical internship at the University of California, San Francisco and his radiation oncology residency training at Harvard Medical School, where he also served as attending physician and instructor. Dr. Larson has been a member of the UCSF academic faculty since 1986, leading to joint professorial appointments in the Departments of Radiation Oncology and Neurosurgery. He has authored more than 200 scientific papers, reviews, and book chapters. He was elected by his peers to the presidency of numerous professional societies, including the American Society for Radiation Oncology (ASTRO), the Northern California Radiation Oncology Society (NCROS), and the International Stereotactic Radiosurgery Society (ISRS). He is a Fellow in the American College of Radiation Oncology (FACRO), the American College of Radiology (FACR), and the American Society for Radiation Oncology (FASTRO). He has been recognized as one of America’s top doctors every year since 1991. Dr. Larson is 74 years old.

S. MERT OZYUREK was elected to the Board of Directors in 2011. He is currently the President of Ozyurek A.S., the preferred supplier of Elekta Gamma Knife systems to hospitals in Turkey, and EMKA, LLC, in the United States. Prior to that, he served as Vice President in Ozyurek A.S., overseeing international business and business development. He joined Ozyurek A.S., the family business, and served as a Sales Manager for nine years, after completing military service in the Turkish Air Force. Mr. Ozyurek founded a marble export company in Turkey in 1995. He is a member partner in the subsidiary that the Company developed for its operations in Turkey. He received a B.A. degree in Mining Engineering at Middle East Technical University in Ankara, Turkey. Mr. Ozyurek is 40 years old.

JOHN F. RUFFLE has been a director since 1995. He retired in 1993 as Vice-Chairman of the Board and a Director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Co. of New York. He is a Trustee Emeritus of The Johns Hopkins University. From December 1996 to May 2009 he was a member of the board of trustees of certain mutual funds in the J.P. Morgan Family of mutual funds and certain investment funds managed by J.P. Morgan Investment Management, Inc. From March 2004 to January 2007, he was a director for Reckson Associates Realty Corp. Mr. Ruffle graduated from The Johns Hopkins University, has an MBA in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 78 years old.

RAYMOND C. STACHOWIAK joined the Board of Directors in 2009. He founded Shared Imaging in 1994 with the purchase of the assets of Shared Imaging Partners, L.P. He served as President and CEO since its inception until March 2013. In 2008, he sold 50% of his interest in Shared Imaging. Shared Imaging is a preferred independent provider of CT, MRI and PET/CT equipment and services. He remains its Founder and Owner. He is also sole owner of RCS Investments, Inc. and manager of Stachowiak Equity Fund, both of which are private equity funds. He received his undergraduate degree in Business from Indiana University in 1979 and received an MBA from Indiana University in 1985. Mr. Stachowiak has CPA (Certified Public

Accountant), CPIM (Certification in Production and Inventory Management) and CIA (Certified Internal Auditor) certifications. Mr. Stachowiak is 57 years old.

STANLEY S. TROTMAN, JR., has been a director of the Company since 1996. He retired in 2001 from UBS Financial Services, Inc. after it acquired in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He is currently a director of Web MD Health Corp.. Mr. Trotman received his undergraduate degree from Yale University in 1965 and obtained an MBA from Columbia Business School in 1967. Mr. Trotman is 71 years old.

Meetings of the Board of Directors

The Board of Directors of the Company held four regular meetings during 2014. Each director attended at least 75% of the aggregate number of meetings of both the Board of Directors and of the Committees of the Board on which such director served during the year.

Shareholders may communicate with the Board by writing to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Ernest A. Bates, M.D. We encourage directors to attend our annual meeting and all directors attended the 2014 Annual Meeting in person. All shareholder communications to directors are forwarded to them.

Committees of the Board of Directors

The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE MKT Stock Exchange (“NYSE MKT”) enhanced board and board committee independence requirements that became fully applicable to the Company effective July 31, 2005. A majority of our directors are independent under the NYSE MKT rules and Rule 10A-3 under the Securities Exchange Act and each of the Committees described above is comprised of independent directors. The only directors who are not independent under NYSE MKT rules and Rule 10A-3 are Dr. Bates, who is the Company’s Chief Executive Officer, and Mr. Ozyurek, who is not independent because during the most recent three years he served as an owner in an organization that has a business association with a subsidiary of the Company. See “Certain Relationships and Transactions —  Related Party Transactions” below. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These, as well as our Code of Professional Conduct and Ethics, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Professional Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within five business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet at least annually without management and the non-independent directors, as required by the NYSE MKT rules. The Lead Director presides at such meetings.

The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee met once during 2014. The Compensation Committee during 2014 consisted of Dr. Larson, Mr. Ruffle and Mr. Trotman. Dr. Larson is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. The Compensation Committee did not engage a compensation consultant during 2014. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee also takes into consideration information received from the Company’s Chief Executive Officer. In doing so, however, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board of Directors. The Company adopted a Nominating and Corporate Governance Committee Charter in 2006, which is available on our website. The Nominating and Corporate Governance Committee met once during 2014. In 2015, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman for election to the Board. During 2014, Dr. Larson, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman served on the Nominating and Corporate Governance Committee. Mr. Trotman is Chair of the Nominating and Corporate Governance Committee.

The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee during 2014 consisted of Mr. Ruffle, Mr. Stachowiak and Mr. Trotman. Mr. Ruffle is Chair of the Audit Committee. During the year 2014 the Audit Committee held two regular meetings and four special meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Mr. Ruffle is a “financial expert” and meets the applicable independence requirements of the NYSE MKT and Rule 10A-3 under the Securities Exchange Act.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

Based on the process described above, the Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the 2015 Annual Meeting of Shareholders. The Committee and Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Committee and the Board considered the following factors:

•	The nominees all have extensive experience in guiding business and professional organizations as both executive leaders and board members.
•	The nominees’ experiences reflect a range of occupations and industries, which helps to provide differing viewpoints to help guide the Company. This specifically includes financial services (Mr. Ruffle and Mr. Trotman), health care (Dr. Bates, Dr. Larson, Mr. Ozyurek, Mr. Stachowiak and Mr. Trotman), government and public policy (Dr. Bates, Dr. Larson and Mr. Ruffle), international policy and development (Dr. Bates, Mr. Ozyurek, Mr. Ruffle and Mr. Trotman), and business development (Dr. Bates, Mr. Ozyurek and Mr. Stachowiak).
•	The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (all of the nominees), public company accounting and financial reporting (Mr. Ruffle and Mr. Stachowiak), strategic planning (all of the nominees), operations management (all of the nominees) and corporate governance (all of the nominees).
•	The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and CEO of the Company, brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal Year 2014

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during the 2014 Fiscal Year.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(4)(5) (d)	All Other Compensation ($) (e)	Total ($) (f)
David A. Larson	20,000	691	12,194	0	32,885
S. Mert Ozyurek	20,000	691	12,194	0	32,885
John F. Ruffle	20,000	691	12,194	0	32,885
Raymond C. Stachowiak	20,000	691	12,194	0	32,885
Stanley S. Trotman	20,000	691	12,194	0	32,885

(1)	Consists of the annual retainer fees for service as members of the Company’s Board of Directors. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. Each non-employee director, with the exception of Mr. Ozyurek, made an election to defer their entire 2014 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,576 shares of the Company’s common stock. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.
(2)	The amounts in column (c) reflect the grant date fair value dollar amount of stock awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2015. For further information concerning the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(3)	As of December 31, 2014, the following non-employee directors each held restricted stock unit awards covering 500 shares of the Company’s common stock: Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman.

(4)	The amounts in column (d) reflect the grant date fair value dollar amount of stock option awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2014. The 2,000-share annual stock option awards granted at the 2014 Annual Meeting and the additional 7,500 share stock option awards granted on December 30, 2014 to Dr. Larson and Messrs. Ozyurek, Ruffle, Stachowiak and Trotman were at an exercise price per share of $2.43 and $2.82, respectively. For further information concerning the stock option awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(5)	As of December 31, 2014, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock: Dr. Larson, 18,500 shares; Mr. Ozyurek, 18,500 shares; Mr. Ruffle, 25,200 shares; Mr. Stachowiak, 22,500 shares; and Mr. Trotman, 25,500 shares. The options were granted under the Company’s Incentive Compensation Plan. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”

Directors’ Annual Retainer Fees

In 2014, non-employee directors earned an annual retainer of $20,000. Each director may choose to have the retainer paid in quarterly cash installments, or make an election prior to the beginning of the year to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, as discussed below. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

Deferral Election Program for Non-Employee Board Members

The Company provides a Deferral Election Program for Non-Employee Board Members that is effective for compensation earned for Board service on and after January 1, 2011. The Deferral Election Program is designed to provide non-employee Board members with the opportunity to defer all or a portion of the annual retainer fee they earn for service on the Board and Board committees by converting all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. The deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. The number of restricted stock units to be issued as a result of the deferral election made by each Board member is determined from the closing market price of the Company’s common stock as of the first trading date in January of the calendar year following each election. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the board member’s cessation of Board service. Other provisions in the program include pro-rata calculations for newly elected Board members, the terms of issuance of the Company’s common stock upon cessation of Board service and other miscellaneous provisions.

Each non-employee director, with the exception of Mr. Ozyurek, made an election to defer their entire 2014 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,576 shares of the Company’s common stock.

Directors’ Equity Grants

Under the Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the board, receive an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to the initial award will be determined by the Compensation Committee of our Board of Directors, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, on the date of each Annual Shareholders Meeting, each individual who will continue to serve as a non-employee director will automatically be granted an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to the annual award will be determined by the Compensation Committee of our Board of Directors, but will not exceed 3,000 shares for the option component or 750 shares for the restricted stock unit component. There will be no limit on the number of such annual awards any one eligible non-employee director may receive over his or her period of continued service on the Board of Directors, and non-employee directors who have previously been in the Company’s employ will be eligible to receive one or more such annual awards over their period of service on the Board of Directors. Each initial stock option and restricted stock unit award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual stock option and restricted stock award will vest in one installment upon the individual’s completion of one year of board service.

On the day of the 2014 Annual Meeting, non-employee Board members Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman each received an option to purchase 2,000 shares of the Company’s common stock pursuant to the terms of the Incentive Compensation Plan. The exercise price of these awards was $2.43 per share, the fair market value of the Company’s common stock on that date. Each director also received a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

On December 30, 2014, non-employee Board members, Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak, and Mr. Trotman, were each granted an option to purchase 7,500 shares of the Company’s common stock. The exercise price of these awards was $2.82 per share, the fair market value of the Company’s common stock on that date. This discretionary stock option award was granted in recognition of the Board members’ participation in the Company’s private placements during 2014, as described under the heading Related Party Transactions.

On the day of the 2015 Annual Meeting, upon re-election to the Board, non-employee Board members will each receive an option to purchase 2,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the Annual Meeting, and a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 15, 2015 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for shares of common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Directors and Named Executive Officers
Ernest A. Bates, M.D.(1)(4) Chairman of the Board and Chief Executive Officer	587,470	11.0%
David A. Larson, M.D.(1)(5)	48,516	0.9%
S. Mert Ozyurek(1)(6)	51,000	0.9%
John F. Ruffle(1)(7)	499,991	9.2%
Raymond C. Stachowiak(1)(8)	602,071	11.1%
Stanley S. Trotman, Jr.(1)(9)	345,558	6.4%
Ernest R. Bates(1)(10) Vice President of Sales and Business Development	24,829	0.5%
Craig K. Tagawa(1)(11) Senior Vice President, Chief Operating and Financial Officer	43,172	0.8%
All Current Directors & Executive Officers as a Group (8 people)(12)	2,202,607	39.5%
5% or More Shareholders None

(1)	The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3700, San Francisco, California 94111.
(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3)	The percentages are calculated based on a total of 5,361,370 shares of common stock issued and outstanding as of April 15, 2015. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 15, 2015 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.
(4)	Includes no shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015.
(5)	Includes 40,416 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015 and excludes 10,000 shares of common stock that will become issuable upon exercise of warrants commencing on October 22, 2015.
(6)	Includes 11,500 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015 and excludes 40,000 shares of common stock that will become issuable upon exercise of warrants commencing on October 22, 2015.
(7)	Includes 49,571 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015 and excludes 50,000 shares of common stock that will become issuable upon exercise of warrants commencing on October 22, 2015.

(8)	Includes 46,571 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015 and excludes 100,000 shares of common stock that will become issuable upon exercise of warrants commencing on October 22, 2015.
(9)	Includes 49,571 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015.
(10)	Includes 8,000 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015.
(11)	Includes 14,500 shares of common stock issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015.
(12)	Includes an aggregate of 220,129 shares issuable upon exercise of stock options and vesting of restricted units within 60 days of April 15, 2015 and excludes 200,000 shares of common stock that will become issuable upon exercise of warrants commencing on October 22, 2015.

PROPOSAL 2

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our three senior executives (the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.

At this meeting, the shareholders will be asked to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in this Proxy Statement.”

Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Compensation Discussion and Analysis and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Compensation Discussion and Analysis” below, our program has the following features.

•	The base salary of our Chairman and CEO has not been increased in nine years and that of the other Named Executive Officers has not been increased in eight years. Our Chairman and CEO reduced his salary by 10% in 2013, and such reduction remains in effect as of the date hereof.
•	The Company has not paid bonuses (other than sales commissions) to the Named Executive Officers in five years. No sales commissions were paid in 2014.
•	The Company has granted options to the Named Executive Officers once in seven years.
•	Each of the Named Executive Officers owns a significant amount of the Company’s stock, and the directors and officers as a group own approximately 37% of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.
•	None of the Named Executive Officers has an employment agreement containing a guaranteed term of employment or providing for any change-in-control or other severance payments.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This vote is advisory, which means that it is not binding on us, our Board of Directors or the Compensation Committee of our Board of Directors. However, the Compensation Committee and our Board of Directors value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction.  It is our intent in this Compensation Discussion and Analysis to inform our shareholders of the policies and objectives underlying the compensation programs for our three executive officers, Dr. Ernest A. Bates, Chairman of our Board and our Chief Executive Officer, Craig K. Tagawa, our Chief Financial Officer and Chief Operating Officer, and Ernest R. Bates, our Vice President of Sales and Business Development. The Compensation Committee of our Board of Directors administers the compensation programs for our executive officers with the objective of providing a competitive compensation package. However, we believe that the compensation paid to our executive officers should also be substantially dependent on our financial performance and the value created for our shareholders. For this reason, the Compensation Committee also utilizes our compensation programs to provide meaningful incentives for the attainment of our short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Compensation Policy for Executive Officers.  We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,
•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and
•	ensure that total compensation levels are reflective of our financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) a cash bonus tied to our attainment of financial objectives or the individual officer’s personal performance, and (iii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our shareholders. In determining the appropriate level for each element of such compensation, the Compensation Committee subjectively reviews and evaluates the level of performance of the Company and the executive’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. Consistent with our philosophy of emphasizing pay for performance, the total compensation packages are designed to pay above the target when the Company exceeds its goals and below the target when the Company does not achieve its goals.

Elements of Compensation.  Each of the three major elements comprising the compensation package for our executive officers (salary, bonus and equity) is designed to achieve one or more of our overall objectives in fashioning a competitive level of compensation, tying compensation to the attainment of one or more of our strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to our financial success as measured in terms of our stock price performance. The manner in which the Compensation Committee has so structured each element of compensation may be explained as follows.

Base Salary.  The Compensation Committee periodically reviews the base salary level of each executive officer. The base salary for the executive officers is determined on the basis of their level of responsibility, experience and individual performance. Dr. Bates agreed to a pay reduction of 10% in 2013, which remained in effect for the 2014 year.

Cash Incentive Compensation.  Because the Compensation Committee believes that the significant interests which the executive officers have in our common stock provide them with a substantial incentive to contribute to our financial success and the attainment of our financial goals, the Compensation Committee does not typically implement annual incentive compensation programs for them. From time to time, the Compensation Committee awards cash bonuses in recognition of their personal performance. However, for the 2014 fiscal year, no cash bonuses or commissions were awarded by the Compensation Committee to the Company’s executive officers.

Executive Equity Compensation.  For many years stock option grants were the sole form of equity award granted to our executive officers, and we continue to use stock option grants to provide long-term incentives to our executive officers. However, our Incentive Compensation Plan provides us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, under the Incentive Compensation Plan, we have a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. We continue to rely on equity incentives because we believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Despite the significance equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our stockholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits.

As a result of our measured approach to the use of equity incentive awards, as of April 15, 2015, of the 1,630,000 shares of our common stock authorized for award under our Incentive Compensation Plan, 698,466 shares remained available for future award under the plan. Because we believe that the current available Incentive Compensation Plan reserve provides the Company with a sufficient number of shares to fund the Company’s equity compensation needs over the next two years, we are seeking pursuant to Proposal No. 3 to extend the expiration date of the plan by two years, from February 22, 2016 to February 22, 2018. Stockholders are not being asked to approve an increase in the number of shares authorized for issuance under the Plan.

The Compensation Committee generally reviews and considers equity awards in connection with the annual review of the performance of our executive officers and other key employees. However, there may be variance from this practice when warranted by special circumstances. Each grant is designed to align the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. In past years, the equity awards have been in the form of stock options which generally vest and become exercisable in a series of installments over a five year service period, contingent upon the officer’s continued employment with us. Accordingly, each such option will provide a return to the executive officer only to the extent he remains employed with us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option.

On December 30, 2014, Dr. Bates was granted options to purchase 150,000 shares of the Company’s common stock at the exercise price of $3.10 per share, a ten (10%) premium from the fair market value of the Company’s common stock on the option grant date. On December 30, 2014, Mr. Tagawa and Mr. Bates were granted options to purchase 150,000 and 112,500 shares of the Company’s common stock, respectively, at an exercise price of $2.82 per share, the fair market value of the Company’s common stock on the option grant date.

Market Timing of Equity Awards.  The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. As indicated above, awards for existing executive officers and employees are considered in connection with the annual review process which typically occurs in the fourth quarter each year. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. Equity awards for new hires other than executive officers are typically made at the next scheduled Compensation Committee meeting following the employee’s hire date. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.

Executive Officer Perquisites.  It is not our practice to provide our executive officers with any meaningful perquisites.

Other Programs.  Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs.  We have not implemented any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options which have been granted to date to our executive officers are intended to qualify as performance-based compensation.

Our Incentive Compensation Plan has been structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan as performance-based compensation for purposes of Code Section 162(m). However, Code Section 162(m) requires that the material terms of performance goals pursuant to which performance-based awards under the Plan may become payable be disclosed to and approved by a majority of the Company’s stockholders every five years. The Company’s stockholders last approved the performance goals pursuant to which performance-based compensation may be paid under the Plan at the June 2, 2010 Annual Meeting. Accordingly, pursuant to Proposal No. 3, the Company is seeking shareholder approval of those performance goals.

Non-performance-based compensation paid to covered officers for 2014 did not exceed the $1.0 million limit per officer. However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonuses under the Incentive Compensation Plan or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Advisory Vote on Executive Compensation.  We conducted an advisory vote on executive compensation at our 2014 Annual Meeting. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the Proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

At the 2014 Annual Meeting, approximately 82% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary at this time. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Compensation Committee does make modifications periodically to our executive compensation programs to more closely align our executive compensation with the interests of our shareholders.

Summary Compensation Information for Fiscal Year 2014

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 2014 by the Company’s Chief Executive Officer, Chief Operating and Financial Officer, and Vice President of Sales and Business Development. No other individuals who would have been includable in such table on the basis of total compensation for the 2014 Fiscal Year but for the fact that they were no longer serving as executive officers at the end of the 2014 Fiscal Year are required to be included. The listed individuals are hereinafter referred to as the “named executive officers.”

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Option Awards ($) (e)	All Other Compensation ($)(2) (f)	Total ($) (g)
Ernest A. Bates, M.D., Chairman of the Board and Chief Executive Officer	2014	434,304	0	174,000	32,040	640,344
	2013	447,869	0	0	29,361	477,230

Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	2014	300,000	0	189,000	12,460	501,460
	2013	300,000	0	0	15,560	315,560

Ernest R. Bates, Vice President of Sales and Business Development	2014	250,000	0	141,750	16,956	408,706
	2013	250,000	0	0	16,756	266,756

(1)	Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)	The amounts in column (f) include matching contributions under the Company’s 401K plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table provides information concerning outstanding equity awards held by the named executive officers as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Ernest A. Bates, M.D.	0	150,000	$3.100	December 29, 2019
Craig K. Tagawa	14,500	0	$6.16	June 15, 2015
	0	150,000	$2.820	December 29, 2021
Ernest R. Bates	8,000	0	$6.16	June 16, 2015
	0	112,500	$2.820	December 29, 2021

(1)	The options vest in five equal annual installments over the five year period measured from their issue date (which were five or seven years before the expiration date, or ten years in the case of Mr. Tagawa’s award expiring in 2015), provided each employee continues to provide services to the Company through each applicable vesting date. None of the options authorized under these awards had been exercised as of December 31, 2014.

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2014 year under a compensation plan.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option or Stock Awards ($/Sh)	Grant Date Fair Value ($)
Ernest A. Bates, M.D.	December 30, 2014	150,000	$3.10	$174,000
Craig K. Tagawa	December 30, 2014	150,000	$2.82	$189,000
Ernest R. Bates	December 30, 2014	112,500	$2.82	$141,750

(1)	The reported options vest in five equal annual installments over the five year period measured from their issue date, provided each employee continues to provide services to the Company through each applicable vesting date.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.

The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program. None of the named executive officers’ equity awards provide for such accelerated vesting upon a change of control.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Equity compensation plans approved by security holders(1)	659,080	(2)	3.13	(3)	738,580	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	659,080		3.13		738,580

(1)	Consists of our Incentive Compensation Plan.
(2)	Includes 148,723 shares of our common stock subject to restricted stock unit awards that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service.
(3)	Calculated without taking into account 148,723 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.
(4)	Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

Section 16(a) Beneficial Ownership Reporting Compliance

Reports filed under the Exchange Act and received by the Company on or after January 1, 2014, indicate that during 2014 directors, officers and 10% shareholders of the Company filed all required reports within the periods established by applicable rules, with the following exceptions: (1) On January 2, 2014 David A. Larson, M.D., John F. Ruffle, Raymond C. Stachowiak, and Stanley S. Trotman each acquired 7,576 shares of the Company’s stock, which was not reported to the Securities and Exchange Commission until June 16, 2014; (2) On December 30, 2014 David A. Larson, M.D., S. Mert Ozyurek, John F. Ruffle, and Stanley S. Trotman each were granted options to purchase 7,500 shares of the Company’s stock, Ernest A. Bates, M.D. was granted an option to purchase 150,000 shares of the Company’s stock, and Craig K. Tagawa was granted an option to purchase 150,000 shares of the Company’s stock, which was not reported to the Securities and Exchange Commission until January 27, 2015; (3) On December 30, 2014 Raymond C. Stachowiak was granted an option to purchase 7,500 shares of the Company’s stock and Ernest R. Bates was granted an option to purchase 112,500 shares of the Company’s stock, which was not reported to the Securities and Exchange Commission until January 29, 2015; (4) On January 2, 2015 David A. Larson, M.D., John F. Ruffle and Stanley S. Trotman each acquired 6,897 shares of the Company’s stock, which was not reported to the Securities and Exchange Commission until April 17, 2015; and (5) On January 2, 2015 Raymond C. Stachowiak acquired 6,897 shares of the Company’s stock, which was not reported to the Securities and Exchange Commission until April 21, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions as defined under Securities and Exchange Commission rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Audit Committee must review the material facts of any such transaction and approve that transaction.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying transactions with the Company in which the director or officer or their family members have a conflict of interest. The Company reviews the questionnaire for potential related party transactions. In addition, at any scheduled meeting of the Audit Committee, management may recommend related party transactions to the committee, including the material terms of the proposed transactions, for its consideration.

In making its decision to approve or ratify a related party transaction, the Audit Committee will consider all relevant facts and circumstances available to the committee, including factors such as the aggregate value of the transaction, whether the terms of the related party transaction are no less favorable than terms generally available in an arms’ length transaction and the benefit of such transaction to us.

Related Party Transactions

During 2014, certain of the Company’s directors entered into transactions with the Company to provide financing to support its proton beam business. The Company believes that these transactions were on arms-length terms and that that third parties were not willing to provide financing on equal or better terms. Each transaction was reviewed and approved by non-participating members of the Board of Directors.

1. Common Stock Purchase Agreement

On June 11, 2014, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with three members of the Company’s Board of Directors: Messrs. Stachowiak, Ruffle, and Trotman, Jr. (the “Investors”), to sell, in a private offering, an aggregate of 650,000 shares of the Company’s common stock, no par value, at $2.43 per share (the closing price on the stock exchange), for gross proceeds of approximately $1.6 million. Mr. Stachowiak, Mr. Ruffle, and Mr. Trotman purchased 400,000, 200,000, and 50,000 shares of common stock, respectively, from the Company, at a purchase price of $972,000.00, $486,000.00 and $121,500.00, respectively. The private offering closed on June 12, 2014. The shares are restricted securities and may not be offered or sold absent registration under the Securities Act of 1933. Pursuant to the terms of the Purchase Agreement, the Company has agreed to provide demand registration rights with respect to the shares, with certain limited exceptions. Such demand registration rights will expire on June 12, 2015. Pursuant to the terms of the Purchase Agreement, the Company has also granted the Investors a one-year preemptive right to participate pro rata in future issuances of the Company’s common stock.

2. Note and Warrant Purchase Agreement

On October 22, 2014, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with four members of the Company’s Board of Directors: Mr. Stachowiak, Mr. Ruffle, Mr. Ozyurek, and Dr. Larson (the “Note and Warrant Investors”), to issue an aggregate of $1,000,000 in principal amount of promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 200,000 shares of Common Stock. Mr. Stachowiak, Mr. Ruffle, Mr. Ozyurek, and Dr. Larson purchased Notes in the amount of $500,000, $250,000, $200,000, and $50,000, respectively, and warrants to purchase 100,000, 50,000, 40,000, and 10,000 shares of common stock, respectively. Each Note bears interest at a rate of 15.0% per annum and will mature on October 22, 2017. Interest only payments are due monthly with the option to prepay the outstanding principal on or after December 31, 2015. The Company is required to prepay the outstanding principal within five days of the next milestone payment to Mevion Medical Systems, Inc, if that occurs prior to the maturity date. As of March 31, 2015, the Company has paid an aggregate of $25,000 in interest and $0 in principal; the total outstanding principal amount of notes was $1,000,000.

The Warrants have an exercise price of $2.20 per share (the closing price on the stock exchange on the date prior to the issuance date) and will become exercisable commencing on October 22, 2015 and expire on October 22, 2017. The Warrants contain typical anti-dilution provisions and registration rights for the underlying shares of common stock.

3. Private Placement

Concurrently with the Note and Warrant Purchase Agreement, on October 22, 2014, the Company entered into a common stock purchase agreement with Mr. Stachowiak, pursuant to which the Company sold 100,000 shares of the Company’s Common Stock to Mr. Stachowiak for a gross proceeds of $220,000. These shares enjoy registration rights similar to those under the Purchase Agreement (described above).

EWRS Turkey

The Company’s Gamma Knife and IGRT businesses in Turkey were operated through EWRS Turkey. GKF owned indirectly 70% of EWRS Turkey, through its 70% ownership of EWRS LLC until it sold EWRS Turkey to Euromedic Cancer Treatment Centers BV on June 10, 2014. The remaining 30% ownership of EWRS LLC was held by EMKA LLC (“EMKA”). EMKA is owned and also operated by Mert Ozyurek (“Mr. Ozyurek”) who also sits on the Board of Directors of the Company. The Company and Mr. Ozyurek sold EWRS to Euromedic for approximately $6,000,000 in cash plus an earn-out provision over a two year post closing period. The Company and EMKA continued marketing initiatives post sale of EWRS Turkey through January 2015 in an effort to attain its earn-out milestones. EMKA directed these agreed upon marketing initiatives. The Company paid EMKA $47,330 in 2014 and $69,456 through April 15, 2015 for its 70% share of the expenses. Mr. Ozyurek operates a foreign company called Ozyurek A.S. EWRS Turkey which has contracts for service and maintenance on its two Gamma Knife units with Ozyurek A.S. The Company believes all its transactions with Mr. Ozyurek are arm’s-length transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein.

The Audit Committee of the Board of Directors consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the NYSE MKT. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint independent auditors, to review the reports of such auditors, and to review annually the Audit Committee charter. During 2014, the Audit Committee held six meetings, five of which were held telephonically. Mr. Ruffle is Chair of the Audit Committee.

The Audit Committee reviewed and held discussions with management and the independent auditors regarding the financial statements of the Company for the fiscal year ended December 31, 2014. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, the Committee received assurances that the independent auditors reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

The Company’s independent auditors provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the Securities and Exchange Commission, and the Audit Committee satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the Independent Registered Public Accounting Firm all matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent auditors’ examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for the examination of those statements.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

John F. Ruffle (Chairman)
Raymond C. Stachowiak
Stanley S. Trotman, Jr.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE
COMPENSATION PLAN

Introduction

Our stockholders are being asked to vote on a proposal to approve the amendment and restatement of our Incentive Compensation Plan (the “Plan”) in order to extend the term of the Plan by two years. Stockholder approval of the amended and restated Plan is also being sought so that compensation attributable to certain awards granted under the Plan after the date of the Annual Meeting may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), as described below. Our Board adopted the amended and restated Plan on April 14 2015, subject to stockholder approval at the Annual Meeting.

Purpose of the Amendment and Restatement of the 2013 Plan

Extension of the Term of the Plan.  Equity incentive awards play a significant role in the compensation provided to the Company’s executive officers and employees. The Company relies on equity compensation in order to attract and retain key employees, align the interests of the Company’s executive officers with those of our stockholders, and to provide the Company’s executive officers and other employees with the opportunity to accumulate retirement income. Despite the significance equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our stockholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits.

As a result of our measured approach to the use of equity incentive awards, as of April 15, 2015, of the 1,630,000 shares of our common stock authorized for award under the Plan 698,466 shares remained available for future award under the Plan. Because we believe that the current available Plan reserve provides the Company with a sufficient number of shares to fund the Company’s equity compensation needs over the next two years, we are seeking to extend the expiration date of the Plan by two years, from February 22, 2016 to February 22, 2018. Stockholders are not being asked to approve an increase in the number of shares authorized for issuance under the Plan.

Re-approval of Code Section 162(m) Performance Criteria.  Code Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to the Company’s chief executive officer and up to three other named executive officers of the company (not including the company’s chief financial officer) (“covered officers”). However, payments that qualify as “performance-based” in accordance with conditions specified under Code Section 162(m) are exempt from this limitation.

The Plan has been structured with the objective of providing the Company with the opportunity to qualify one or more awards under the Plan as performance-based compensation for purposes of Code Section 162(m). However, Code Section 162(m) requires that the material terms of the performance goals pursuant to which performance-based awards under the Plan may become payable be disclosed to and approved by a majority of the Company’s stockholders every five years. The specific performance goals are described below under the heading “Stock Issuance Program”. The Company’s stockholders last approved the performance goals pursuant to which performance-based compensation may be paid under the Plan at the June 2, 2010 Annual Meeting. Accordingly, shareholder approval of this proposal is intended to assure that any deductions to which the Company would otherwise be entitled pursuant to awards made under the Plan will not be subject to the $1 million deduction limitation to the extent the vesting of those awards is tied to the attainment of one or more of the performance goals identified in the plan summary below.

Summary Description of the Amended and Restated Plan

The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Any shareholder who wishes to obtain a copy of the actual Plan document may do so upon written request to our Corporate Secretary at our principal offices at Four Embarcadero Center, Suite 3700, San Francisco, CA 94111.

Incentive Programs.  The Plan consists of four separate equity incentive programs: (i) the discretionary grant program, (ii) the stock issuance program, (iii) the incentive bonus program, and (iv) the automatic grant program for the non-employee members of our Board of Directors. The principal features of each program are described below.

Types of Awards.  The various types of equity incentives which may be issued under the Plan (collectively, the “Awards”) are as follows: (i) stock options and stock appreciation rights under the discretionary grant program, (ii) stock bonuses and stock issuances pursuant to restricted stock awards, restricted stock units, performance shares and other stock-base awards under the stock issuance program, (iii) cash bonus awards, performance unit awards and dividend equivalent rights under the incentive bonus program (iv) and stock options and restricted stock unit awards to our non-employee Board members under the automatic grant program.

Administration.  The compensation committee of our Board of Directors will have the exclusive authority to administer the discretionary grant, incentive bonus and stock issuance programs with respect to Awards made to our executive officers and Board members and will also have the authority to make Awards under those programs to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make Awards under those programs to individuals other than executive officers and Board members.

The term “plan administrator,” as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.

The compensation committee will have limited discretion under the automatic grant program to determine the number of shares subject to each option grant and restricted stock unit award made under that program, up to the maximum number of shares permissible per grant or award, but all option grants and restricted stock unit awards will otherwise be made in strict compliance with the express terms of that program.

Eligibility.  Officers and employees, as well as independent consultants and contractors, in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, incentive bonus and stock issuance programs. The non-employee members of our Board of Directors will also be eligible to participate in those programs as well as the automatic grant program. As of April 15, 2015, approximately 10 persons (including 3 executive officers) were eligible to participate in the discretionary grant, incentive bonus and stock issuance programs, and 5 non-employee Board members were eligible to participate in those programs and the automatic grant program.

Securities Subject to Plan.  1,630,000 shares of our common stock have been reserved for issuance over the term of the Plan. The shares of common stock issuable under the Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that the Company acquires, including shares purchased on the open market or in private transactions.

As of April 15, 2015, 655,330 shares in the aggregate were subject to outstanding options under the Plan, 10,576 shares were subject to unvested restricted stock units under the Plan, 138,147 shares had been issued under the Plan, and, after taking into account the impact of the Share Counting Provisions described below, 698,466 shares remained available for future award under the Plan.

Share Counting Provisions.  The number of shares of common stock reserved for award and issuance under the Plan will be reduced: (i) on a one-for-one basis for each share of common stock subject to an Award made under the discretionary grant program or subject to a stock option grant made under the automatic grant program, (ii) on a one-for-one basis for each share of common stock issued pursuant to a Full Value Award made under the stock issuance, incentive bonus and automatic grant programs prior to March 18, 2010 and (iii) by a fixed ratio of 1.59 shares of common stock for each share of common stock issued pursuant to a Full Value Award made under the stock issuance, incentive bonus and automatic grant programs on or after March 18, 2010.

For such purpose, a Full Value Award will be any of the following Awards made under the stock issuance, incentive bonus or automatic grant programs of the Plan that are settled in shares of our common stock: restricted stock awards (unless issued for cash consideration equal to the fair market value of the shares of common stock on the award date), restricted stock units, performance shares, performance units, and any other share-settled awards under the Plan other than (i) stock options and stock appreciation rights issued under the discretionary grant program, (ii) stock options issued under the automatic grant program and (iii) dividend equivalent rights under the incentive bonus program.

Shares of common stock subject to outstanding Awards made under the Plan (including the options transferred from the predecessor plans) will be available for subsequent issuance under the Plan to the extent those awards expire or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. Such shares will be added back to the number of shares of common stock reserved for award and issuance under the Plan as follows:

–	For each share of common stock subject to such an expired, forfeited, cancelled or terminated award made under the discretionary grant program (including the options transferred from the predecessor plans) or subject to an option grant made under the automatic grant program, one share of common stock will become available for subsequent award and issuance under the Plan.
–	For each share of common stock subject to a forfeited or cancelled Full Value Award made under the stock issuance, automatic grant or incentive bonus program prior to March 18, 2010, one share will become available for subsequent award and issuance.
–	For each share of common stock subject to a forfeited or cancelled Full Value Award made under the stock issuance, automatic grant or incentive bonus program on or after March 18, 2010, 1.59 shares will become available for subsequent award and issuance.
–	For each unvested share of common stock issued under the discretionary grant or stock issuance program for cash consideration not less than the fair market value per share of common stock on the award date and subsequently repurchased by us, at a price per share not greater than the original issue price paid per share, pursuant to our repurchase rights under the Plan, one share will become available for subsequent award and issuance under the Plan.

There are no net counting provisions in effect under the Plan. Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance and award under the Plan:

–	Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.
–	Should shares of common stock otherwise issuable under the Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise, issuance or vesting of an Award, then the number of shares of common stock available for issuance under the Plan will be reduced on the basis of the full number of shares that were issuable under the Award, and not on the basis of the net number of shares actually issued after any such share withholding.
–	Upon the exercise of any stock appreciation right granted under the Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Award Limitations.  Awards made under the Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Code:

–	For awards denominated in shares of our common stock at the time of grant (whether payable in common stock, cash or a combination of both), a participant in the Plan may not receive awards for more than 150,000 shares of our common stock in the aggregate. However, for the calendar year in which such person first commences service, the foregoing limitation will be increased to

200,000 shares. Such share limitations will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock. Shareholder approval of this proposal will also constitute approval of those share limitations for purposes of Section 162(m). Accordingly, such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, shares issued under the stock issuance and incentive bonus programs may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed below in the summary description of the stock issuance program.
–	For performance-based awards denominated in cash dollars at the time of grant (whether payable in cash, shares of our common stock, or both), a participant in the Plan may not receive awards that exceed in the aggregate more than $1,500,000.00 for each calendar year within the applicable performance measurement period, with such performance period limited to a maximum of 5 years and with pro-ration based on such dollar limit for any fractional year included within such performance period. Shareholder approval of this proposal will also constitute approval of that $1,500,000.00 limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the payment of cash bonuses or the settlement of performance units under the incentive bonus plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m), to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed below in the summary description of the stock issuance program.

ISO Limitation.  The maximum number of shares of common stock which may be issued under the Plan pursuant to options intended to qualify as incentive stock options under the federal tax laws may not exceed 1,630,000 shares in the aggregate, subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.

Repricing Prohibition.  The plan administrator may not implement any of the following repricing/cash-out programs under the Plan without obtaining stockholder approval: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or base price of such stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.

Equity Incentive Programs

Discretionary Grant Program.  Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive such Awards, the time or times when those Awards are to be made, the number of shares subject to each such Award, the vesting schedule (if any) to be in effect for the Award, the maximum term for which the Award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

–	Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
–	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.

The distribution with respect to any exercised tandem or stand-alone stock appreciation right will be made in shares of our common stock. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.

Stock Issuance Program.  Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Performance shares may also be issued under the program in accordance with the following parameters:

–	The vesting of the performance shares will be tied to the attainment of corporate performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.
–	At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.
–	The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Internal Revenue Code Section 409A.
–	Performance shares may be paid in cash or shares of our common stock.

–	Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

In order to assure that the compensation attributable to one or more Awards under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator will also have the discretionary authority to structure one or more of those Awards so that the underlying shares of common stock will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total shareholder equity; (2) earnings per share; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase our revenue or profitability or enhance our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In addition, the performance goals may be subject to adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary or nonrecurring items; (F) items of income, gain, loss or expense attributable to the operations of any acquired business and costs and expenses incurred in connection with mergers and acquisitions; (G) items of income, gain, loss or expense attributable to one or more business operations divested by us or the gain or loss realized upon the sale of any such business or the assets thereof, (H) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or our other bonus or incentive compensation plans, and (I) the impact of foreign currency fluctuations or changes in exchange rates.

Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the specific vesting targets for one or more awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m).

Outstanding awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s death or disability or in connection with a change in control of the company, as described under the heading “General Provisions — Change in Control.”

Incentive Bonus Program.  Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals. Performance unit awards will be subject to the following parameters:

–	A performance unit will represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.
–	Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.
–	Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date.

Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made, in cash or shares of our common stock, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be made subject to a specified vesting schedule or a deferred payment date. However, any amounts attributable to dividend equivalent rights relating to an award subject to performance-vesting requirements will not vest or become payable prior to the vesting of that award upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the performance goals are not attained.

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).

In order to assure that the compensation attributable to one or more awards under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards under the incentive bonus program so that those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s death or disability or in connection with a change in control as described under the heading “General Provisions — Change in Control.”

Automatic Grant Program.  Under the automatic grant program, non-employee Board members will receive a series of automatic grants of stock options and restricted stock unit awards over their period of Board service. All grants under the automatic grant program will be made in strict compliance with the express provisions of such program, and shareholder approval of this proposal will also constitute pre-approval of each option grant and restricted stock unit award made under the automatic grant program on or after the date of the Annual Meeting and the subsequent exercise of those options and the subsequent issuance of the shares subject to those restricted stock unit awards in accordance with the terms of the program summarized below.

Two types of awards will be made under the program:

Initial Awards.  Each individual who first becomes a non-employee member of the Board will at the time of his or her election to the board, receive an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in our employ or employ of any parent or subsidiary company. The specific number of shares subject to the initial award will be determined by the compensation committee of our Board of Directors, but will not exceed 10,000 shares for the option component or more than 3,000 shares for the restricted stock unit component.

Annual Award.  On the date of each annual shareholders meeting, each individual who will continue to serve as a non-employee Board member will automatically be granted an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee Board member for at least six (6) months. The specific number of shares subject to the initial award will be determined by the compensation committee of our Board of Directors, but will not exceed 3,000 shares for the option component or more than 1,000 shares for the restricted stock unit component. There will be no limit on the number of such annual awards any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in our employ will be eligible to receive one or more such annual awards over their period of service on the Board.

It is currently anticipated that the annual award to the non-employee Board members at the Annual Meeting will be comprise of an option grant for 2,000 shares and a restricted stock unit award for an additional 500 shares.

Each option grant under the program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of seven years, subject to earlier termination following the optionee’s cessation of Board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of Board service. The shares subject to each initial automatic option grant will vest in four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual automatic option grant made to a continuing Board member will vest upon the earlier of (i) that individual’s completion of one year of Board service measured from the grant date or (ii) such individual’s continuation in Board service through the day immediately preceding the date of the next annual shareholders meeting following such grant date. However, the shares will immediately vest in full upon the optionee’s death or disability while a Board member or upon the occurrence of certain changes in ownership or control.

The option grants under the automatic option grant program will be taxable as non-statutory options under the Federal income tax laws.

The initial restricted stock unit award made to a newly elected or appointed non-employee Board member will vest in a series of four (4) successive equal annual installments upon his or her completion of each year of Board service over the four (4)-year period measured from the award date. Each annual restricted stock unit award made to a continuing non-employee Board member will vest upon his or her continuation in Board service through the earlier of (i) the completion of the one (1)-year period of service measured from the award date or (ii) the individual’s continuation in such service capacity through the day immediately preceding the next annual shareholders meeting following such award date. However, each restricted stock unit award held by a non-employee Board member under the automatic grant program will immediately vest in full upon certain changes in control or ownership or his or her cessation of Board service by reason of death or disability. As the restricted stock units vest in one or more installments, the shares of common stock underlying those vested units will be promptly issued.

The plan administrator may implement a non-employee Board member retainer fee deferral program under the Plan that would allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board retainer fee to be earned for such year into restricted stock units under the stock issuance program that defer the issuance of the shares of common stock that vest under those restricted stock units until their cessation of Board service or other permissible date or event under Code Section 409A.

Stock Awards

The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the Plan from January 1, 2014 through April 15, 2015, together with the weighted average exercise price per share in effect for such option grants.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
Ernest A. Bates, M.D., Chairman and Chief Executive Officer	150,000	$3.10
Craig K. Tagawa, Chief Operating Officer and Chief Executive Officer	150,000	$2.82
Ernest R. Bates, Vice President of Sales and Business Development	112,500	$2.82
All current executive officers as a group (3 persons)	412,500	$2.92
Directors:
David A. Larson, M.D., Ph.D.	9,500	$2.74
S. Mert Ozyurek	9,500	$2.74
John F. Ruffle	9,500	$2.74
Raymond C. Stachowiak	9,500	$2.74
Stanley S. Trotman, Jr.	9,500	$2.74
All current non-employee directors as a group (5 persons)	47,500	$2.74
All employees, including current officers who are not executive officers, as a group (6 persons)	57,000	$2.81

The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our Vice President of Sales and Business Development (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of common stock subject to restricted unit awards made in the aggregate under the Plan from January 1, 2014 through April 15, 2015.

Name and Position	Number of Shares Subject to Restricted Stock Unit Award (#)
Ernest A. Bates, M.D., Chairman and Chief Executive Officer	0
Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	0
Ernest R. Bates, Vice President of Sales and Business Development	0
All current executive officers as a group (3 persons)	0
Directors:
David A. Larson, M.D., Ph.D.	14,973
S. Mert Ozyurek	500
John F. Ruffle	14,973
Raymond C. Stachowiak	14,973
Stanley S. Trotman, Jr.	14,973
All current non-employee directors as a group (5 persons)	60,392
All employees, including current officers who are not executive officers, as a group (6 persons)	500

New Plan Benefits

No Awards will be made on the basis of the amendment to the Plan that is the subject of this proposal prior to shareholder approval of this proposal at the Annual Meeting. The following continuing non-employee Board members will each receive an automatic option grant for 2,000 shares of our common stock and a restricted stock unit award covering an additional 500 shares upon his election to the Board at the Annual Meeting: Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman. Each such option grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date.

General Provisions

Vesting Acceleration.  In the event there should occur a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:

(i)	Each outstanding award will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with an incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting schedule in effect for that award.
(ii)	To the extent any outstanding award is subject to performance vesting upon the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that award in a change in control transaction, the performance vesting condition will terminate, and such award will thereupon be converted into a service-vesting award that will vest upon the completion of a service period co-terminous with the portion of the performance period (and any subsequent service-vesting component that was part of the original award) remaining at the time of the change in control.
(iii)	The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual’s service with us or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

(iv)	The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.
(v)	Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the Plan in the event (a) we are acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our outstanding securities, (c) there occurs a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets or (d) there is a change in a majority of the membership of the Board over a period of less than thirty-six (36) months that is not approved by the current membership of the Board or their approved successors.

The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization.  In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, or should there occur any change in control transaction or any other merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the discretionary grant program or the stock issuance and incentive bonus programs of the Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding stock option or stock appreciation right under the discretionary grant and automatic grant programs, (v) the number and/or class of securities subject to each outstanding award under the stock issuance and automatic grant programs and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our common stock, (vii) the number and/or class of securities subject to our outstanding repurchase rights under the Plan and the repurchase price payable per share and (viii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program to new and continuing non-employee board members. Such adjustments will be made in such manner as the plan administrator deems appropriate, and such adjustments will be final, binding and conclusive.

Valuation.  The fair market value per share of our common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the NYSE MKT. On April 15, 2015, the fair market value per share of our common stock determined on such basis was $2.80.

Shareholder Rights and Transferability.  No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have certain shareholder rights with respect to any shares of common stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate. In no event, however, will any dividends or dividend-equivalent units relating to awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying award vests and will accordingly be subject to cancellation and forfeiture to the same extent as the underlying award in the event those performance conditions are not attained.

Special Tax Election.  The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:

–	We will automatically withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The shares so withheld shall reduce the number of shares of common stock authorized for issuance under the Plan in accordance with the applicable reduction parameters in effect under the Plan.
–	The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value equal to all or a portion of the required withholding taxes. The shares so delivered will neither reduce the number of shares of common stock authorized for issuance under the Plan nor be added to the number of shares authorized for issuance under the Plan.

Amendment and Termination.  Our Board of Directors may amend or modify the Plan at any time, subject to any shareholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our shares of common stock are at the time primarily traded. However. no amendment that would reduce or limit the scope of the prohibition on repricing programs set forth in the Plan or otherwise eliminated such prohibition shall be effective unless approved by the shareholders.

Unless sooner terminated by our Board of Directors, the Plan will terminate on the earliest of (i) February 22, 2018, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding Awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Plan.

Option Grants.  Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and

(ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

Restricted Stock Awards.  The recipient of unvested shares of common stock issued under the Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash Awards.  The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

Performance Units.  No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.  No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for our taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.  We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attainment of one or more of the performance milestones described above.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on Proposal No. 3 is required for approval of the amended and restated Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE STOCK INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015, subject to shareholder ratification at the Meeting.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.

The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2014 and 2013 are as follows:

	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total Fees
2014	$150,943	$0	$99,700	$0	$250,643
2013	$155,154	$0	$91,720	$0	$246,874

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees are generally related to accounting advice, review of SEC comment letters, and other compliance issues.
(3)	Consists of tax compliance and preparation and other tax services.
(4)	Consists of fees for all other services other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s Independent Registered Public Accounting Firm in order to assure that the provision of such services and related fees do not impair the Independent Registered Public Accounting Firm’s independence. The Independent Registered Public Accounting Firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the Independent Registered Public Accounting Firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Securities and Exchange Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015 UNLESS OTHERWISE INSTRUCTED.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than January 11, 2016. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; and any material interest of the shareholder in the business.

ANNUAL REPORT

The Company’s 2014 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board of Directors

Willie R. Barnes
Corporate Secretary

Dated: April 30, 2015
San Francisco, California